BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.




Dear Shareholder,

         By now, you should have received the Notice for the Fund's Annual Meeting of Shareholders to be held on November 20, 1997 at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York.

         PLEASE TAKE A MOMENT TO VOTE NOW BY DATING AND SIGNING THE ENCLOSED WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE PAID FEDERAL EXPRESS ENVELOPE, EVEN IF YOU HAVE ALREADY VOTED. Your vote will not be double counted; in a proxy contest, only your last dated proxy card is voted.

         PLEASE DO NOT SIGN OR RETURN BLUE PROXY MATERIALS of "Karpus Management , Inc. D/B/A Karpus Investment Management."

         THANK YOU FOR YOUR ATTENTION AND ASSISTANCE IN THIS MATTER. WE NEED YOUR VOTE. PLEASE SIGN, DATE, AND MAIL BY FEDERAL EXPRESS THE ENCLOSED WHITE PROXY CARD.


                                   Sincerely,

                             The Board of Directors





       SENDING YOUR WHITE PROXY CARD BY FEDERAL EXPRESS IS FREE AND EASY!
JUST CALL FEDEX TOLL-FREE AT 1-800-463-3339 AND PRESS THE * SIGN TO SPEAK TO A CUSTOMER SERVICE REPRESENTATIVE. FEDERAL EXPRESS WILL COME TO YOUR HOME OR OFFICE WHENEVER YOU REQUEST AND PICK UP YOUR ENVELOPE FOR YOU.

IT'S THAT SIMPLE SO PLEASE CALL NOW.


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[reverse of letter]


Shareholder Communications Corporation ("SCC") has been retained by the Fund to assist in the solicitation of proxies primarily by contacting shareholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the shareholder's identity. In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) and the number of shares owned and to confirm that the shareholder has received the Fund's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a shareholder's telephonic voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instruction are not correctly reflected in the confirmation. Shareholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact SCC toll-free at 1-800-733-8481, extension 414. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.



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[outside envelope]

DATED MATERIAL -- URGENT -- OPEN IMMEDIATELY

IMPORTANT NEWS ABOUT YOUR INVESTMENT


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